                           AGREEMENT & PLAN OF MERGER

         THIS AGREEMENT & PLAN OF MERGER is made and entered into effective the 26th day of April, 1996, by and between, A+ NETWORK, INC., a Tennessee corporation (hereinafter referred to as "ACOM"), a Louisiana corporation to be formed as a wholly-owned subsidiary of ACOM (hereinafter referred to as "Merger Sub"), RADIO AND COMMUNICATIONS CONSULTANTS, INC., a Louisiana corporation (hereinafter referred to as "RCC"), ADVANCED CELLULAR TELEPHONE, INC., a Louisiana corporation (hereinafter referred to as "ACT"), LEROY FAITH, SR., and EDDIE RAY FAITH, (hereinafter collectively referred to as "RCC Shareholders"), DONALD DEWAYNE FAITH and LEROY FAITH, JR., (hereinafter collectively referred to as "ACT Shareholders"). RCC and ACT are collectively referred to herein as "Target". The RCC Shareholders and ACT Shareholders are collectively referred to herein as "Seller Shareholders" or "Faith".

                                  WITNESSETH:

         WHEREAS, the Seller Shareholders own all of the outstanding shares of capital stock of Target; and

         WHEREAS, Target owns and operates businesses which provide paging, cellular telephone, and related communication services in and around Shreveport and Monroe, Louisiana, and Texarkana, Texas, and other areas which businesses are hereinafter referred to as the "Business"; and

         WHEREAS, the Board(s) of Directors of Target has (have) determined it is in the best interests of their stockholders to consummate the business combination transaction provided for herein in which Target will, subject to the terms and conditions set forth herein, merge with and into Merger Sub (the "Merger"); and

         WHEREAS, the parties hereto desire to set forth the terms and conditions of an agreement among and between them whereby Target shall merge into Merger Sub so that Merger Sub shall acquire ownership and control of all of the assets and Business of Target, all in a transaction intended to qualify as a tax free statutory merger or other reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended and applicable state law; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the provisions of applicable state law, at the Effective Time (as defined in Section 1.2 hereof), Target shall merge with and into Merger Sub. Merger Sub shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Louisiana. The name of the Surviving Corporation shall be the name of Merger Sub immediately prior to the Merger. Upon consummation of the Merger, the separate corporate existence of Target shall terminate.

         1.2 Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") which shall be filed with the applicable state agencies on the Closing Date (as defined in Section
4.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

         1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in applicable state law.

         1.4 Conversion of Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Seller Shareholder, each share of the common stock of Target issued and outstanding immediately prior to Effective Time (the "Target Common Stock") shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive the Per Share Consideration (as defined and specified in detail in Section 2.1 hereof) without any interest on the cash portion thereof. All of the shares of Target Common Stock so converted shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Target Common Stock shall thereafter only represent the right to receive the Per Share Consideration.

         1.5 Merger Sub Common Stock. The shares of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at and after the Effective Time such shares shall remain issued and outstanding.

         1.6 Articles of Incorporation: By-Laws. At the Effective Time, the Articles of Incorporation and By-Laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.


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         1.7     Directors and Officers.  The directors and officers of Merger
Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
                                 CONSIDERATION

         2.1 Calculation of Per Share Consideration. In consideration of the tender and conversion of the Target Common Stock by the Seller Shareholders, ACOM shall pay to Seller Shareholders the total, maximum, aggregate consideration of Three Million Dollars ($3,000,000.00), less all amounts paid to acquire the covenants of non-competition referenced in Article V herein, less unpaid debts of Target as of the date hereof as specified in
Schedule 2.1 hereof attached and incorporated by reference (the "Consideration"). The Consideration shall be adjusted downward, but not upward, by: (1) the amount of Two Hundred Seventy-Two Dollars and seventy-three cents ($272.73) multiplied by the difference between 11,000 and the number of Qualified Subscribers (hereinafter defined) as of the Closing Date; and (2) the amount of $333,333.33 multiplied by the difference between $9.00 and average revenue per unit ("ARPU") as hereinafter defined, as of the Closing Date (the "Adjusted Consideration"). If the Adjusted Consideration is less than $2,600,000.00 and if ACOM is unwilling to pay at least $2,600,000.00 in consideration to the Seller Shareholders for consummation of the transactions described herein, Seller Shareholders, RCC, and ACT shall have the right upon 30 days written notice to ACOM to terminate this Agreement. In the event of such termination the Seller Shareholders shall pay to ACOM the sum of $15,000 as reimbursement for ACOM's out of pocket expenses incurred in pursuing this transaction, including legal fees. The Per Share Consideration to be paid for each share of Target Common Stock shall be equal to the number of shares of validly issued, fully paid and nonassessable common stock of ACOM $.01 par value ("ACOM Common Stock"), equal to the Conversion Ratio (for purposes of this Agreement, the Conversion Ratio means a fraction, the numerator of which is the dollar value of the Adjusted Consideration, and the denominator of which is the average of the reported daily closing sales prices for a share of ACOM Common Stock (after any adjustment in accordance with Section 2.2 below) on the National Market List of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the ten (10) consecutive trading days immediately preceding the date hereof, or for the ten (10) consecutive trading days immediately preceding the Closing Date, whichever is less, which Conversion Ratio is set forth on the Certificate of Conversion Ratio (attached hereto as Exhibit A), divided by the number of issued and


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outstanding shares of Target Common Stock as of the Closing Date (the "Stock
Consideration"). The Adjusted Consideration shall be paid fifteen percent (15%) to the ACT Shareholders and eighty-five percent (85%) to the RCC Shareholders.

         2.2 Anti-dilution. The number and kind of shares comprising the Stock Consideration shall be subject to adjustment from time to time prior to the Closing Date as follows:

         (a) If ACOM shall take any of the following actions after the date hereof:

                   (i) pay a dividend in its capital stock to the holders of ACOM Common Stock;

                  (ii)    subdivide the outstanding shares of the ACOM Common
                          Stock;

                 (iii) combine the outstanding shares of the ACOM Common Stock into a smaller number of shares; or

                  (iv) issue by reclassification of the shares of the ACOM Common Stock (including any such reclassification in connection with a consolidation or merger in which ACOM is the continuing corporation) any shares of its capital stock;

         then, if the record date for such action (in the case of an action taken under clause (i) above) or the effective time for such action (in the case of actions taken under clauses (ii), (iii) or (iv) above) is prior to the Closing Date, the number and kind of shares composing the Stock Consideration shall be proportionally adjusted so that the Stock Consideration shall consist of the number and kind of shares of capital stock and/or other property of ACOM that a record holder of any given number of shares of ACOM Common Stock (or such other amount or type of stock as the Stock Consideration shall have been adjusted previously pursuant to the provision of this Section 2.2) immediately prior to the happening of such event would own and/or be entitled to receive after the happening of such event. An adjustment made pursuant to this clause
(i) shall become effective retroactively to immediately after the record date in the case of a dividend payable in capital stock of ACOM, and shall become effective immediately after the effective time in the case of a subdivision, combination or reclassification.

         (b) If at any time prior to the Closing Date ACOM shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of its


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assets, liquidation or recapitalization of the ACOM Common Stock) in which the previously outstanding ACOM Common Stock shall be changed into or exchanged for different securities of ACOM (other than any change or exchange by reason of which an adjustment is made under the clause (a) above) or for the common stock or other securities of another corporation or interests in a non-corporate entity, or if at any time interests in a non-corporate entity or other party are distributed to the holders of ACOM Common Stock (whether by means of any extraordinary dividend, spinoff of assets or otherwise), the Stock Consideration shall thereafter consist of the securities and/or other property that a record holder of any given number of ACOM Common Stock (or such other amount or type stock as the Stock Consideration shall have been adjusted previously pursuant to the provision of this Section 2.2) immediately prior to the happening of such event would own and/or be entitled to receive after the happening of such event (taking into account fractional interests to the nearest one-hundredth of a share, and for the purposes of the foregoing, considering such fractional interests as outstanding fractional shares).

         2.3 Qualified Subscribers/ARPU. For purposes of this Agreement, a Qualified Subscriber is a paging service customer of Target who is purchasing paging services from Target as of Closing Date, who does not have an unpaid invoice aged longer than 60 days as of said date, and who has been billed and paid for such paging services for at least two (2) normal monthly billing cycles as of said date (with it being understood that normal monthly billing cycles shall include those customers represented by the allocation of any prepayments across the period for which such prepayments are made and after making any other appropriate adjustments for customers who are normally billed and who normally pay for services less frequently than monthly), provided, however, that a single customer with multiple pagers shall be counted for each of said multiple pagers which otherwise qualify, and provided further that those customers of Target listed on Schedule 2.3 attached hereto shall be deemed Qualified Subscribers. For purposes of this Agreement, ARPU is calculated as follows: the sum of all current (aged less than 30 days) amounts billed for recurring paging services to Qualified Subscribers as defined above in the last billing cycle completed prior to Closing Date (after appropriate allocations and adjustments for those Qualified Subscribers who are normally billed and who normally pay for services less frequently than monthly as defined above), divided by the number of Qualified Subscribers so billed.

         2.4 Payment Terms. The Shareholders shall receive the Consideration as follows:

                 (a) The Stock Consideration shall be delivered to the Seller Shareholders at the Closing, less the Escrow Securities as


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provided in Section 2.7 hereof.

         2.5 Guarantee. Notwithstanding the foregoing, ACOM shall and hereby does guarantee to the Seller Shareholders, that the Gross Proceeds as hereinafter defined shall not be less than the value of the Adjusted Consideration. "Gross Proceeds" is defined as all proceeds, whether cash or otherwise, which the Seller Shareholders in the aggregate (i) actually receive from sales, transfers, or exchanges of the Stock Consideration or (ii) could have received from such sales, transfers, or exchanges as are authorized by rules promulgated under the Securities Act of 1933, as amended ("Act"). Should the Gross Proceeds be less than the Adjusted Consideration, the Seller Shareholders shall be entitled to receive the shortfall from ACOM, payable at ACOM's election, in the form of cash, additional Stock Consideration, or any combination thereof. For this purpose, the value of a share of ACOM Common Stock shall be equal to the average of the reported daily closing sales prices for a share of ACOM Common Stock (after any adjustment and in accordance with paragraph 2.2 above) on the NASDAQ for the ten (10) consecutive trading days immediately preceding the delivery of such additional Stock Consideration. The aforesaid Guarantee shall expire and ACOM shall be released from all obligations thereunder on the second anniversary of the Closing Date.

         2.6     Legend; Registration Rights.

                 (a) Unless the securities delivered to the Seller Shareholders in satisfaction of the Stock Consideration shall have otherwise been lawfully registered with the SEC and listed for trading on NASDAQ, then transfer of such securities (the "Restricted Securities") shall be subject to compliance with the requirements of SEC Rule 144 as determined by legal counsel for ACOM and certificates evidencing the Restricted Securities shall bear a legend substantially similar to the following:

                 The shares of stock represented by this certificate have been acquired directly from the issue without being registered under the Securities Act of 1933, as amended ("Act") or the securities laws of any state or other jurisdiction, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in any manner (a "Transfer") unless they are (i) registered under the Act and the securities laws of all applicable states and other jurisdictions, or (ii) unless the request for Transfer is accompanied by a favorable opinion of legal counsel satisfactory to the issuer, stating that such Transfer will not result in a violation

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                 of such laws.

                 (b) Unless the securities delivered to the Seller Shareholders in satisfaction of the Stock Consideration shall have otherwise been lawfully registered with the SEC and listed for trading on NASDAQ, ACOM shall file, within sixty (60) days of the Closing Date hereof, and shall thereafter exert its best efforts to have declared effective, all within six
(6) months following the Closing Date, a registration statement or statements, or similar documents with the SEC and with appropriate state agencies, all as may be determined to be appropriate by ACOM, so as to enable the Seller Shareholders to freely sell the Restricted Securities in their entirety. ACOM will use its best efforts to keep such registration effective until the Stock Consideration can be sold without registration under the provisions of Rule 144 promulgated under the Act. Notwithstanding anything herein to the contrary, all sales of the Stock Consideration by the Seller Shareholders shall be subject to the volume transfer restrictions set forth in Section (e)(1) (and other applicable sections) of Rule 144 promulgated under the Act. All sales of the Stock Consideration, whether registered or not, shall be subject to the volume transfer restrictions set forth in Section (e)(1) (and other applicable sections) of Rule 144 promulgated under the Act.

         2.7 Escrow. An escrow in the amount of Ten percent (10%) of the Adjusted Consideration shall be created at Closing from a portion of the Stock Consideration due and payable at Closing Date. The securities representing said escrow (the "Escrow Securities") shall be evidenced by a separate certificate or certificates along with stock powers related to said certificates executed in blank by the Seller Shareholders. The Escrow Securities shall be retained by counsel to ACOM, as Escrow Agent under the Escrow Agreement substantially in the form attached hereto as Exhibit B. The Escrow Securities, inclusive of adjustments pursuant to Section 2.2 and dividends payable with respect thereto, shall be held by Escrow Agent subject to the terms and conditions of this Agreement and the Escrow Agreement. The Escrow shall remain in force for a period of one year following the Closing Date. Upon the first anniversary date of the Closing Date or the earlier termination of the Escrow, the Escrow Securities, exclusive of such Escrow Securities as shall be reasonably necessary to satisfy any then pending claim, shall be immediately delivered to the Seller Shareholders. ACOM shall reflect on its stock ledger that the Seller Shareholders, or such of them as Seller Shareholders may designate, are the registered owners of the Escrow Securities. ACOM shall permit the registered owners of the Escrow Securities, or their proxy holders, to exercise all voting rights with respect thereto.

         2.8     Assumption of Debts.  On the Management Date, ACOM shall

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assume and pay as and when due in accordance with their terms and as normally amortized, all debts specified in Schedule 2.1 hereof. Any and all outstanding balances of said debts as of the Closing Date shall be satisfied and paid in full by ACOM on the Closing Date. Any amounts paid by ACOM (other than interest or other normal carrying charges), in satisfaction of said debts shall be promptly refunded to ACOM, without interest, in the event of any termination of this Agreement, or in the event of any failure to close the transactions contemplated hereby.

                                  ARTICLE III
                                   COVENANTS

         3.1.    Prior to Closing.

                 (a) During the period from the date of this Agreement and continuing until the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of ACOM, Target shall carry on its Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and consistent with prudent business practice.

                 (b) The Seller Shareholders shall cause Target to use best efforts to (i) preserve its Business, (ii) keep available to itself and ACOM the present services of its employees, and (iii) preserve for itself and ACOM the existing subscribers of the Business and the goodwill of its subscribers and others with whom Target have business relationships.

                 (c) During the period from the date of this Agreement and continuing until the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of ACOM, Target shall not: increase the compensation payable to any officer or employees; amend, modify, or terminate any of its articles of incorporation, bylaws, employee benefit plans, contracts, leases, or licenses; forgive, satisfy or retire, in whole or in part any debt, liability, or obligation of any party to Target except in the ordinary course of business; issue any additional shares of stock or securities convertible into shares of stock or options, warrants, or other commitments for the issuance of shares of stock or retire, redeem, or otherwise repurchase any Shares; dispose of or acquire any assets or incur any new liabilities or become a party to any new contracts, except in the ordinary course of business; declare or make any bonus, dividend, or fringe benefits payments to the Seller Shareholders or employees; change existing paging and communication systems, equipment, or infrastructure; make any expenditure or incur any new debt or obligation in any single instance in excess of $1,000.00 without the consent of ACOM other than expenses in the ordinary


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course of business; modify or alter current business practices, including accounting practices; create or incur any mortgage, lien, security interest, or other charge or encumbrance of any nature on or with respect to any of the assets of Target, or their Business; make any loan, advance or investment, except in the ordinary course of business; or do any other act likely to result in a material adverse change in the financial condition, business operations, prosect of future business, or value of Target or its Business.

         (d) The parties hereto have agreed to execute and deliver that certain Management Agreement substantially in the form attached hereto as Exhibit C, which Management Agreement shall have an effective date as of June 3, 1996, (the "Management Date" or the "Assumption Date"). The Management Agreement shall remain in force until Closing Date or its earlier termination in accordance with the terms thereof. Effective 12:01 a.m., of the Management Date, ACOM or Merger Sub shall assume management and operational control of the Business pursuant to the terms of the Management Agreement. The Management Agreement shall provide as follows:

         (i) All accounts receivable of the Business earned or collected after the Management Date including but not limited to all revenues from the Century Cellular Contract shall be for the sole and exclusive benefit and account of Merger Sub and the Seller Shareholders and Target shall never have nor claim any interest therein. All accounts payable incurred by Target from the Business including but not limited to those from the Century Cellular Contract (provided said accounts payable are incurred in the ordinary course of business and do not constitute capital expenditures) after the aforesaid Management Date shall be the sole and exclusive obligation of Merger Sub.

         (ii) Any accounts payable not incurred in the ordinary course of business or capital expenditures which are incurred or are properly allocable to periods of time before Management Date shall be the obligation of and shall be paid by the Seller Shareholders. Notwithstanding the provisions of Section 3.1(c), any financial institution account balances of Target as of the date hereof shall be for the sole and exclusive benefit and account of the Seller Shareholders, and may be distributed to the Seller Shareholders and neither ACOM nor Merger Sub shall have nor claim any interest therein.

         (e) Effective the Management Date, the Seller Shareholders shall cause the Century Cellular Contract to be


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assigned to RCC.

         3.2 Post-Closing. After the Management Date, Seller Shareholders and Target shall participate in and cooperate with ACOM and Merger Sub in the preparation, execution, delivery, and filing of applications for license transfers, license terminations or cancellations, management agreements, leases, transfer documents, and any other documents or instruments requested from time to time and shall further take such other actions as may be requested from time to time for the delivery and transfer of the Business, its assets, and licenses to Merger Sub, or to any other person or entity as ACOM may direct in full and complete compliance with FCC and other state and federal rules and regulations applicable to the Business as such compliance may be determined by ACOM.

         3.3 Exhibits. Within 10 days after the date hereof, the parties shall negotiate in good faith to reach agreement on the form of the Exhibit Documents which are referenced herein but which are not attached hereto as of the date of execution hereof and said Exhibits shall form and be a part of this Agreement.


                                   ARTICLE IV
                                    CLOSING

         4.1 Place and Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at (a) the offices of counsel to ACOM at 10:00 a.m., on the first day which is the last business day of the month in which the satisfaction or, where permissible, waiver, of the conditions set forth at Section 4.2 of this Agreement occurs, or (b) such other time, place and/or date (after the satisfaction or waiver of such conditions) as the parties may agree to in writing. The date on which the Closing shall take place is herein referred to as the "Closing Date."

         4.2     Conditions to Closing.

                 (a)  Mutual conditions.

                      (i) The parties shall have obtained all necessary
                          shareholder approvals, ACOM board of directors approval, consents, approvals, permits and licenses from the FCC (including final approval from the FCC as defined by applicable FCC rules and regulations) and other third parties from whom consent must be obtained in order to consummate the transactions contemplated hereby. If FCC approval is not

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                          obtained by December 31, 1996, ACOM or the Seller
                          Shareholders shall have the right to terminate this Agreement upon 30 days notice to the other party.

                  (ii) No order, stay, judgment, or decree shall have been issued by any court restraining or prohibiting, and no action, suit, or proceeding shall have been commenced by any governmental authority or other third party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

                 (iii) The parties shall have reached agreement on the form of the Exhibits as referenced in Section 3.3 hereof.

         (b)       Conditions to ACOM's Obligations.

                   (i) All representations and warranties made by Target and Seller Shareholders to ACOM and Merger Sub within this Agreement and Target's Disclosure Schedule and Financial Statements referenced in Article VI hereof shall be determined to be true and accurate as of the dates when made and as of the Closing Date; ACOM shall have received a certificate signed by an officer on behalf of Target to such effect; and ACOM and Merger Sub shall have approved or accepted the Schedules and the information contained therein.

                  (ii) There shall have been no change in or effect on Target or its Business since the date of the last Financial Statement that is materially adverse to the Business.

                 (iii) All of the obligations of the Seller Shareholders and Target to be performed hereunder prior to Closing Date shall be performed and complied with in all material respects and ACOM shall have received a certificate signed on behalf of Target by an officer thereof and by the Seller Shareholders to such effect.

         (c)       Conditions to Target's Obligations.

                   (i)    The representations and warranties of ACOM set



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

                          forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, and Target shall have received a certificate signed on behalf of ACOM by an officer of ACOM to such effect.

                  (ii) ACOM and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Target shall have received a certificate signed on behalf of ACOM by an officer of ACOM to such effect.

         4.3     Target's Transactions at the Closing.  At the Closing:

         (1) the Seller Shareholders shall deliver and surrender to Merger Sub all certificates representing Target Common Stock, free and clear of liens, claims, and encumbrances of every kind and nature;

         (2) Seller Shareholders shall execute and deliver to Target, Merger Sub or other entity as ACOM may direct, the Bill of Sale, Assignment of FCC Licenses (or if ACOM determines it to be appropriate, termination forms or other similar documents), Assignment of Accounts Receivable, Assignment of Contracts, and General Assignment and Transfer of Title substantially in the form attached as composite Exhibit D, incorporated by reference for the purpose of ensuring that all Business assets are titled in Target for merger into Merger Sub.

         (3) Seller Shareholders and others as determined by ACOM shall execute and deliver the Covenant Not to Compete substantially in the form attached as Exhibit E, incorporated by reference.

         (4) Legal counsel for Seller Shareholders and Target shall deliver to ACOM and Merger Sub an opinion in form and substance reasonably acceptable to ACOM encompassing the organization, power, and authority of Target and Seller Shareholders, FCC regulatory compliance and status of FCC Licenses, and the execution, delivery, and enforceability of all documents executed and delivered by them in connection with the closing of the transactions contemplated by this Agreement.

         (5) Target shall execute and deliver the Articles of Merger and Director And Shareholder Resolutions substantially in

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

                 the form attached as Exhibit F incorporated by reference.

         (6) Seller Shareholders shall cause the contract with Century Cellular to be formally assigned in full to Target effective the Management Date.

         (7) Target and Seller Shareholders shall execute and deliver to ACOM such other documents and take such other and further additional actions for the benefit of ACOM and Merger Sub as may be reasonably necessary to consummate the transactions contemplated hereby.

         4.4     ACOM's Transactions at the Closing.  At the Closing:

         (1) ACOM shall deliver to Seller Shareholders and the Escrow Agent the Consideration described in Article II hereof.

         (2) Legal counsel for ACOM and Merger Sub shall deliver to Seller Shareholders an opinion in form and substance reasonably acceptable to Seller Shareholders encompassing the organization, power, and authority of ACOM and Merger Sub, and the execution, delivery, and enforceability of all documents executed and delivered by them in connection with the closing of the transactions contemplated by this Agreement.

         (3) Merger Sub shall execute and deliver the aforesaid Articles of Merger and Director And Shareholder Resolutions substantially in the form attached as Exhibit F incorporated by reference.

         (4) ACOM and Merger Sub shall execute and deliver to Seller Shareholders such other documents and shall take any and all further or additional actions as may be reasonably necessary to consummate the transactions contemplated hereby.

         4.5 Interdependence. The transfer and deliveries described in this Article IV and all transactions contemplated hereby are mutually interdependent and regarded as occurring simultaneously as of the close of business on the Closing Date; and unless waived no such transfer, delivery or other transaction shall become effective unless and until all other transfers, deliveries, and other transactions provided for herein have also been consummated.

                                   ARTICLE V
                                RELATED MATTERS

         5.1 Further Assurances. The parties agree that each will execute and deliver to the others any and all other documents, further conveyances, assignments, or other written assurances, and shall take such further actions in addition to those expressly provided for in this Agreement that may be reasonably necessary or appropriate to carry out this Agreement and the transactions contemplated hereby, whether at or after the Management Date. The Seller Shareholders and Target further agree that at any time and from time to time after the Management Date, they will execute and deliver to ACOM, Merger Sub, or their designee such further conveyances, assignments, or other written assurances, and take such further actions, as ACOM or Merger Sub may reasonably request to document ACOM or Merger Sub's title to the Business and Business assets all in order to secure to Merger Sub the benefit of the Business.

         5.2 Covenant(s) Not to Compete. At Closing Date, Seller Shareholders and other parties to be identified by ACOM shall execute and deliver a Covenant Not to Compete with ACOM or with Merger Sub, directly or indirectly, in any paging, narrowband PCS, long distance telephone, cellular telephone, voicemail, radio communication, or any other similar communications business for a period of 3 years following the Closing Date within the Continental United States, including Alaska and Hawaii. Notwithstanding the foregoing, Seller Shareholders shall be permitted to continue engaging in their present tower business and two-way radio communications business, private in-house paging business, paging system repair and maintenance business, retail cellular telephone business provided said cellular business is conducted solely as a reseller of ACOM, does not produce recurring revenue and does not involve paging other than in-house paging, and all business activities authorized and required by those agreements with Motorola attached or otherwise described as
Schedule 5.2, hereby incorporated by reference ("MSS Service"), provided said MSS Service is conducted solely as a Motorola Service Station under said agreement(s). Seller Shareholders acknowledge and agree that the MSS Service activities authorized by reference to the aforesaid unlocated 1960 agreement with Motorola shall not be more expansive than the aforesaid agreement with Motorola dated 1992. If the parties are able to negotiate and enter into a separate re-seller or affiliate agreement, the activities of the Seller Shareholders under said agreement shall not be in violation of the aforesaid covenant. The form of said Covenant Not to Compete shall be substantially similar to Exhibit E attached and incorporated by reference.

         5.3 Access to Properties and Records. Between the date of this Agreement and the Closing Date, the Seller Shareholders and Target will (i) provide ACOM and its accountants, counsel, and other representatives, full access, during reasonable business hours, to any and all premises, properties, contracts, commitments, books, records, and other information (including Tax Returns filed and those in preparation) relating to said corporation and its Business, and will cause its officers and employees to furnish to ACOM and its authorized representatives any and all financial, technical and operating data and other information, as ACOM and such representatives may from time to time reasonably request; and (ii) deliver to ACOM the Schedules and true and correct copies of all documents referred to in the Schedules.

         5.4 Agreement Regarding Confidentiality. The Seller Shareholders, Target, and ACOM agree that this Agreement shall remain confidential and they will not, except as required by law whether before or after the Closing Date, disclose to any person or entity any term of this Agreement, trade secret, business strategies or plans, finances, costs, marketing plans, or any other information relating to them, the Business, ACOM, this agreement or the transactions described herein that was not, prior to such disclosure, a matter of public knowledge. The parties specifically acknowledge and agree that all public announcements regarding this Agreement, ACOM, Target, shall be within the exclusive control and sole and absolute discretion of ACOM.

         5.5 Consents. The parties hereto agree to use best efforts to obtain all permits, approvals, authorizations, and consents of all third parties necessary (i) for the consummation of the transactions contemplated hereby, or (ii) for the conduct, ownership, or operation of the Business by Merger Sub after the Assumption Date.

         5.6 Disclosures. Within ninety (90) days of the date hereof, Seller Shareholders and Target shall prepare and deliver to ACOM the disclosure schedules referenced in Article 6 below (collectively "Schedules"), and said Schedules shall form and be a part of this Agreement. Seller Shareholders and Target covenant and agree to amend and update said Schedules from time to time in order to make said Schedules complete, accurate, and not misleading.

         5.7 Employment. For a period of one year from the Management Date, Eddie Ray Faith shall continue his employment with the Business at his current base salary of $55,000.00 per annum. Within sixty (60) days after said one year term, ACOM or Merger Sub shall pay the following bonus compensation to Eddie Ray Faith subject to the performance by him of the conditions set forth:

                 (i) Collections Bonus: If the average collections percentage for the Business for the four month period preceding cessation of employment is ninety-five percent (95%) or higher, all as determined by the accounting staff of ACOM, employee shall receive a $25,000.00 bonus; if said percentage is ninety-two percent (92%) or higher, employee shall receive a bonus of

$12,500.00;

         (ii) Subscriber Bonus: If the number of Qualified Subscribers as of the cessation of employment, and determined in a manner consistent with Section
2.3 hereof is 14,300 or higher, all as determined by the accounting staff of ACOM, employee shall receive a $25,000.00 bonus; if the number of Qualified Subscribers is 13,640 or higher, employee shall receive a bonus of $12,500.00;

         (iii) EBITDA Bonus: If EBITDA as of the date of cessation of employment equals or exceeds thirty percent (30%) of net revenues, all as determined by the accounting staff of ACOM, employee shall be entitled to a bonus of $25,000.00; if said percentage is twenty-seven percent (27%) or higher, employee shall receive a bonus of $12,500.00. For this purpose EBITDA is defined as the Business's earnings before interest, taxes, depreciation, and amortization, (excluding any extraordinary gains or losses, gains or losses from the sale of assets outside of the ordinary course of business, general and administrative expenses allocated by ACOM to the Business in excess of such actual expenses as may be incurred by the Business, and revenues and expenses not from paging or other related telecommunication operations), for the three
(3) calendar month period completed immediately preceding the date of cessation of employment as calculated by ACOM's accountants in accordance with generally accepted accounting principles, consistently applied.

         The parties covenant and agree to execute and deliver an employment agreement at Closing Date substantially similar to the form attached as Exhibit G incorporated by reference, setting forth in greater detail the aforesaid terms and other relevant terms and conditions.

         5.8 Billing. Until such time as customers of the Business have been converted to ACOM's billing system, the Seller Shareholders shall cause Shreveport Communications Service, Inc., a Louisiana corporation ("Shreveport Communications") to continue providing such billing services in exchange for a flat fee of $300.00 per calendar month.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER

         All of the Seller Shareholders and Target jointly and severally hereby represent and warrant the following to ACOM and Merger Sub and agree as follows:

         6.1 Capitalization; Ownership of Shares; and Capacity to Sell. The authorized capital stock of RCC consists of 1,000 shares of common stock, par value zero (0) per share, of which 135 shares are issued and outstanding. The authorized capital stock of ACT consists of 100,000 shares of common stock, par value zero (0) per share, of which 500 shares are issued and outstanding. All of the aforesaid Shares are duly authorized and issued, fully paid, and non-assessable. The Seller Shareholders will prior to Closing Date own beneficially and of record all of the issued and outstanding shares of Target. The Seller Shareholders have the full legal right, power, and authority to convey, assign, and transfer the shares and the shares are free and clear of all liens, claims, charges, encumbrances, and restrictions of every kind and nature. There are no authorized or outstanding subscriptions, options, warrants, or other rights of any kind to acquire securities of any kind in Target.

         6.2 Corporate Organization and Authorization. Target (i) is duly organized, validly existing, and in good standing under the laws of the State of Louisiana; (ii) has all requisite corporate power and authority as well as necessary licenses, permits, and authorizations to own, operate, and lease its properties and to carry on the Business as now being conducted; (iii) is qualified to do business in all jurisdictions where the Business is currently conducted and in which such qualification is required by law; and (iv) has been duly authorized by its shareholders and board of directors to enter into this Agreement and to consummate the transactions contemplated hereby.

         6.3 Absence of Conflicts. Neither the execution and delivery by Target or Seller Shareholders of this Agreement, nor the consummation by them of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of either corporation; (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, applicable to the corporation or the Seller Shareholders; or (iii) violate or conflict with, result in a breach of, constitute a default under, require consents from any other party to, result in a right of termination or cancellation of, result in acceleration of any right, or create any lien under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, or other instrument or commitment or obligation to which the Seller Shareholders and/or Target are or were a party or by which any of their respective properties are bound.

         6.4 No Violation. Neither the Seller Shareholders nor Target are in violation of, or, to the best of their knowledge under investigation with respect to violation of any statute, rule, regulation, or law, or any order, judgment, injunction, or decree, of any court or governmental authority relating to the Business.

         6.5 Financial Statements. Target has previously furnished ACOM copies of compiled, unaudited, consolidated financial statements of Target, including a statement of income and a balance sheet for the fiscal year ended December 31, 1995 (the "Financial Statements"). The Financial Statements (as of the dates thereof and for the periods covered thereby and including the notes thereto) were prepared in accordance with generally accepted accounting principles ("GAAP"), subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto. The Financial Statements are in accordance with the books and records of Target, which books and records are complete and correct and have been maintained in accordance with good business practices. The Financial Statements accurately depict Target's financial and business condition and there have been no material adverse changes in Target's operations, financial or business condition since the dates of the most recent Financial Statement. Target and the Seller Shareholders shall cooperate with ACOM's auditors after the Management Date in preparing audited financial statements of Target for the aforesaid period and for such other periods as ACOM may request. The cost of such audits shall be borne by ACOM. ACOM shall be deemed the owner of such audited financial statements.

         6.6 Absence of Undisclosed Liabilities; Ordinary Trade Liabilities. As of the Assumption Date there are no material liabilities, obligations, commitments or contingencies binding on Target except for liabilities reflected in the Financial Statements and except for ordinary and normal trade liabilities incurred in the ordinary course of business consistent with past practices ("Trade Liabilities"). Trade Liabilities are paid current (as defined below) as of the Assumption Date. Trade Liabilities shall be deemed paid current if and only if the current amounts and all past due and delinquent amounts are paid in full on or before the due dates shown on the invoices or in the documents which reflect such liabilities or if no due date is shown on invoices, within 10 days of the invoice dates, all as of the Assumption Date. All liabilities, obligations, commitments or debts of Target other than Trade Liabilities are disclosed in Schedule 6.6.

         6.7 Absence of Certain Changes. From and after the date of execution of this Agreement, Target has operated the Business in the manner described in Section 3.1 hereof and there has not been any change in or effect on the Business that is materially adverse to the Business properties, earnings, prospects, or condition (financial or otherwise).

         6.8 Legal Proceedings. There are no claims, actions, suits, inquiries, investigations, or other proceedings pending or, to the best knowledge of the Seller Shareholders, overtly threatened relating to the Seller Shareholders and/or Target before any court or governmental body, nor to the best knowledge of the Seller Shareholders is there any reasonable basis for any such proceedings.

         6.9 Title to Properties, and Related Matters. Schedule 6.9 sets forth an accurate and reasonably detailed listing of the machinery, equipment, inventory, vehicles, paging and telecommunication units and equipment in service, paging and telecommunication units and equipment in inventory, receivers, transmitters, station equipment, assets, and other items of tangible personal property owned or leased by Target and used in the Business, indicating in each case whether owned or leased. Target has good, valid, and marketable title to all of its Business assets and properties free and clear of all liens, claims, and encumbrances of every kind and nature. Target owns all of the properties, assets, and rights which are currently used to carry on the Business as currently conducted and said assets are sufficient to carry on the Business as currently conducted. Said Business assets include the tangible assets described in Schedule 6.9 as well as all intangible assets of the Business including but not limited to contracts for paging and telecommunication services, existing customers and subscribers, customer records, customer lists, accounts receivable, goodwill, business records, business licenses (including FCC), authorizations, permits, certificates, pending applications for such or similar licenses, work in progress, contracts, tower leases, leases, reseller agreements, affiliate agreements, paging systems and networks, copyrights, marketing materials, prepayments and deposits, warranties on any of the above, insurance policies, and all other assets used or useful in connection with the Business as a going concern.

         6.10 Taxes and Tax Returns. For purposes of this Agreement: (i) the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipt, excise, property, sales, use, license, payroll, and franchise taxes, imposed by the United States, or any state or local government or subdivision or agency thereof; and such term shall include any interest and penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return, or other document or information required to be supplied to a taxing authority in connection with Taxes. Neither Target nor its Business is subject to any outstanding Liens with respect to Taxes.

         All Tax Returns required to be filed by or on behalf of Target with respect to all periods ended prior to the Assumption Date have been duly filed with the appropriate authorities and such Tax Returns are accurate in all material respects. All Taxes (including estimated tax payments) required to be shown on such Tax

Returns or claimed to be due from Target or with respect to the Business have been paid or reflected as a liability on the Financial Statements. All deficiencies asserted as a result of Tax audits have been paid or finally settled and no issue has been raised in any such audit which reasonably could be expected to result in a proposed deficiency for any other period not so audited. To the best of Seller Shareholders' knowledge, no state of facts exists which would constitute grounds for the assessment of any Tax liability with respect to the periods which have not been audited by the Internal Revenue Service or by other appropriate governmental authorities. There are no outstanding agreements or waivers extending the statutory period of limitations, applicable to any Tax Return for any period.

         Seller Shareholders acknowledge and agree that all Tax Returns required to be filed by or on behalf of Target with respect to all periods through the Assumption Date and the obligation to pay Taxes for such periods shall be the sole responsibility of the Seller Shareholders. The parties acknowledge and agree that they will cooperate with one another in order to properly and consistently report the transactions contemplated by this Agreement on their respective Tax Returns.

         6.11 Contracts. Schedule 6.11 lists and briefly describes all contracts binding upon Target and material to its Business including contracts, agreements, instruments, arrangements, understandings, leases (including tower leases), and rental agreements, whether written or oral to which it is a party ("Contracts"). All Contracts are valid, binding, and in full force and effect. To the best of the Seller Shareholders knowledge, no party is in breach or material violation of any Contract, nor of any applicable statute, rule, regulation, law, or decree including but not limited to those of the FCC and of the FAA.

         6.12 Personnel. Schedule 6.12 sets forth a list of all material plans, contracts, agreements, programs, and policies relating to employment, compensation, employee benefits and other personnel matters, including those with respect to directors, officers, employees and independent contractors of the Business. Target is not in default with respect to any of their obligations under any of such plans, contracts, agreements, programs, and policies. Said plans are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986. Schedule 6.12 also sets forth a true and complete list of the names and current salaries of all directors, officers, employees and independent contractors of the Business. Neither ACOM, Merger Sub, nor Target is or will be, by reason of the consummation of the transactions contemplated hereby, liable to any employees or independent contractors for any amount of severance pay, golden parachutes, bonuses, commissions, or similar payments.

         6.13 Trademarks, Trade Names, Copyrights. Schedule 6.13 lists (i) all registered and unregistered trademarks, service marks, trade names, service names, logos, and assumed names and pending registrations thereof owned by or used in the Business. All of the foregoing, together with all other trade secrets, inventions, technology, know-how, customer lists, and proprietary information owned by or used in the Business are referred to collectively herein as the "Intellectual Property."

         Except as disclosed in Schedule 6.13, there are no contracts or commitments relating to the Intellectual Property or to similar property rights of third parties. No claims, demands, judgments or orders are pending or, to the best knowledge of the Seller Shareholders threatened by any person relating to the use of any Intellectual property nor is there any reasonable basis for any allegation against Target of infringement upon or misappropriation of any Intellectual Property of third parties.

         6.14 Accounts Receivable and Payable. All accounts receivable of the Business represent fees for telecommunication and paging services rendered or provided in the ordinary course of its business.

         6.15 Inventory. To the best of Seller Shareholders' knowledge, substantially all inventory of the Business is merchantable and consists of a quality and quantity usable and salable in the ordinary course of business.

         6.16 Furniture, Fixtures and Equipment. To the best of the Seller Shareholders' knowledge, the furniture, fixtures and equipment used in conducting the Business is in good operating condition and repair and is adequate for the uses to which it is being put and is not in need of improvement, maintenance, or repairs except for ordinary, routine maintenance, or repairs which are not material in nature or cost.

         6.17 Competing Businesses. The Seller Shareholders have no direct or indirect interest of any nature whatever in any business which competes with, conducts any business similar to, or has any arrangement or agreement with the Business other than as specified in Section 5.2 herein.

         6.18 Insurance. Schedule 6.18 lists all insurance policies currently in force which name Target as an insured, beneficiary, or loss payee, or for which it has paid all or part of the premium. All of the property and assets of the Business are covered by insurance in amounts consistent with past practice.

         6.19 Finders. The Seller Shareholders agree to indemnify and hold ACOM, Merger Sub and Target harmless from and against any claims for brokerage or similar commission or other compensation which may be made against any of them based upon a third party having acted as broker, finder, investment banker, or in any similar capacity on behalf of any of them.

         6.20 Investment Matters. The Seller Shareholders are acquiring ACOM Common Stock as part of the Consideration hereunder, solely for their own accounts, for investment purposes, and not with a view to, or for resale in connection with, any distribution of said stock. The Seller Shareholders have received the ACOM Financial Statements and Reports and have had an opportunity to review and inspect the same and make such other inquiries of ACOM as the Seller Shareholders deem relevant to their decision to receive ACOM Common Stock as part of the Consideration.

         6.21 Licenses and Permits. Schedule 6.21 is a list of all material federal, state, county, and local governmental licenses, certificates, permits, and authorizations, including but not limited to all FCC and related licenses ("Licenses"), which Target must maintain in connection with the operation of the Business. The Licenses are current and in good standing. Accurate and complete copies of the Licenses have been delivered to ACOM. The Licenses listed constitute all of the licenses issued or required by the FCC or any other governmental agency for the operation of Target's Business as it is currently operated. Each of the Licenses is in full force and effect, and Target is in compliance with the terms and requirements thereof and all FCC and other governmental regulations pertaining thereto. There is no pending, or to Target's knowledge threatened, action, investigation, complaint or other proceeding by the FCC, any other governmental agency, or any individual or entity to revoke, cancel, suspend, modify, or refuse to renew, or otherwise relating to the Licenses.

         Except for the purpose of consummating the transaction contemplated by this Agreement, all Licenses, permits, applications, certificates and authorizations have not been amended, changed, modified or altered in any material manner, and Target is in compliance in all respects with the applicable regulations concerning, inter alia, construction, ownership, operation and maintenance of the Licenses and the facilities associated therewith, and all other federal statutes, rules, regulations, and policies of the FCC, the Federal Aviation Administration ("FAA"), and any state and local regulatory agencies applicable to Target and the Licenses. Other than the consents required to be obtained in connection with this Agreement and postclosing notification to the FCC of the consummation of this transaction, no additional license, authorization, certificate, permit or order is required to be obtained by Target from any governmental agency or authority in connection with the operation of the Business by Target or ACOM.

         Except as described in Schedule 6.21 hereto, none of Target's Licenses are currently subject to operating under any agreement with third parties, granted by Target, which encumbers any of the Licenses, or any FCC waiver of otherwise applicable rules and regulations of which Target is aware.

         6.22 Certain Accounts. Schedule 6.22 is a list of all accounts which Target maintains with financial institutions including but not limited to safe deposit boxes, along with a list of all personnel having signature authority over said accounts.

         6.23 Disclosure. No representation or warranty by the Seller Shareholders or Target in this Agreement, the Schedules, or the Financial Statements, contains any untrue statement of material fact or omits to state any material fact necessary to make the representations not misleading.

         6.24 Pursuit of Alternative Business Opportunities. Target and the Seller Shareholders hereby represent, warrant and covenant that they will not pursue with any other party a sale of the Business or other transaction similar to that contemplated by this Agreement.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         ACOM and Merger Sub jointly and severally represent and warrant the following to the Seller Shareholders and agrees with them as follows:

         7.1 Corporate Organization. ACOM is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, with all the requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. ACOM will own and control Merger Sub which will be duly organized, validly existing, and in good standing under the laws of the state under which it is formed.

         7.2 Authorization. After obtaining board of director approval, ACOM and Merger Sub have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         7 .3    Absence of Conflicts.  Neither the execution and delivery by
ACOM and Merger Sub of this Agreement, nor the consummation by them of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof will (i) conflict with or result in a breach of any provision of their articles of incorporation or bylaws; (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule, or regulation of any court or governmental authority, applicable to either of them; or (iii) violate, conflict with, or constitute a default under any note, bond, or contract, to which either of them or their properties are bound.

         7.4 Finders. Neither ACOM nor any affiliate of ACOM (including Merger Sub) has paid or become obligated to pay any fee or commission to any broker, finder, or intermediary for or on account of the transactions provided for in this Agreement.

         7.5 Capitalization. The authorized capital stock of ACOM consists of 30,000,000 shares of ACOM Common Stock with a par value of $.01 per share and 1,500,000 shares of preferred stock with a par value of $.01 ("ACOM Preferred Stock"). At the close of business on December 31, 1995, there were 10,263,225 shares of ACOM Common Stock and 0 shares of ACOM Preferred Stock issued and outstanding. As of December 31, 1995, no shares of ACOM Common Stock or ACOM Preferred Stock were reserved for issuance, except that 69,000 shares of ACOM Common Stock were reserved for issuance upon the exercise of outstanding stock options and purchases under the 1992 Employee Stock Purchase Plan. All of the issued and outstanding shares of ACOM Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, except as referred to above or as otherwise disclosed, ACOM does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of ACOM Common Stock or ACOM Preferred Stock or any securities representing the right to purchase or otherwise receive any shares of ACOM Common Stock or ACOM Preferred Stock. Upon issuance, the shares of ACOM Common Stock to be issued pursuant to this Agreement will be duly authorized and validly issued and, all such shares will be fully paid and nonassessable.

                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

         8.1 Survival of Representations and Warranties etc. All representations and warranties, covenants, agreements, and other undertakings of the parties contained in this Agreement, the Schedules, the Financial Statements or in any certificate or other document or writing delivered pursuant hereto, shall survive the Closing Date, shall not be merged into the closing, and shall not be deemed waived by closing, due diligence investigation, or any other act.

         8.2 Indemnification. (a) The Seller Shareholders shall indemnify, defend, and hold harmless ACOM, Merger Sub and Target from and against any and all losses, liabilities, damages, obligations, payments, costs, and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, judgments, settlements, and compromises relating thereto, and reasonable attorneys' fees in connection therewith including attorneys fees incurred in connection with enforcement of this indemnity obligation) (collectively, "Indemnifiable Losses") arising out of or due to, directly or indirectly, any of the following:

         (1) a breach of any of the representations, warranties, covenants, agreements, or undertakings of the Seller Shareholders or Target contained in this Agreement;

         (2) any liability, claim or obligation of the Seller Shareholders or Target, other than those specifically accepted or assumed by ACOM; and/or

         (3) all debts, liabilities, fines, taxes, or other obligations resulting from the ownership, maintenance and/or operation of Target or the Business prior to the Assumption Date.

         (b) ACOM shall indemnify, defend, and hold harmless the Seller Shareholders from and against any and all Indemnifiable Losses (as defined in Section 8.2(a) above) arising out of or due to, directly or indirectly, a breach of any of the representations, warranties, covenants, agreements, or undertakings of ACOM or Merger Sub contained in this Agreement.

         8.3 Procedure for Indemnification. If a party seeks indemnification hereunder ("Indemnitee"), said party shall first give prompt and reasonable notice to the party from whom indemnification is sought ("Indemnifying Party") setting forth in reasonable detail the nature of the claim and the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained. If the claim is a claim asserted by a third party not a party to this Agreement, the Indemnifying Party may elect to compromise or defend such claim, at such Indemnifying Party's own expense. If the Indemnifying Party elects to compromise or defend such third party claim, it shall within thirty (30) days (or sooner if the nature of the claim so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the sole expense of the Indemnifying Party, in the compromise of, or defense against, such third party claim. If the Indemnifying Party elects not to compromise or defend against the third party claim, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such third party claim upon terms it deems appropriate without waiving its claim for indemnification hereunder.

         Any claim on account of an Indemnifiable Loss which does not result from at third party claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. The Indemnifying Party shall have a period of thirty (30) days within which to respond. If the Indemnifying Party does not respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have accepted responsibility to provide indemnification and shall have no further right to contest the validity of such claim. If the Indemnifying Party does respond within such thirty (30) day period and rejects such claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to such party by applicable law. Specifically in such event, ACOM and Merger Sub shall: (i) have the right to immediately and from time to time thereafter set off against payments owed to any party under this Agreement, any and all amounts of the claim rejected by the Indemnifying Party; or (ii) request from time to time and promptly receive, from the Escrow Agent, notwithstanding any objection by the Indemnifying Party, any and all amounts of the claim rejected by the Indemnifying Party, but said right(s) shall not be ACOM's exclusive remedy hereunder.

         8.5 Remedies Cumulative. The remedies provided in this Article 8 shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights or the seeking of any and all other remedies against an Indemnifying Party.

                                   ARTICLE IX
                                    NOTICES

         Any notices or other communications required or permitted hereunder shall be given in writing and shall be either hand or courier delivered (which includes express or overnight delivery) or sent by certified or registered mail, postage prepaid, return receipt requested and addressed as follows:

If to ACOM or Merger Sub:

                 A+ Network, Inc.
                 40 South Palafox Street
                 5th Floor
                 Pensacola, Florida 32501

With a Copy to:
                 Daniel R. Lozier, Esq.
                 Lozier, Tipton, Tipton & Thames
                 125 West Romana Street, Suite 222
                 Pensacola, Florida 32501
                 Telephone: (904) 469-9666
                 Facsimile: (904) 469-0006

If to the Seller Shareholders or Target:

                 Radio and Communications
                 Consultants, Inc.
                 933 Stoner Avenue
                 Shreveport, Louisiana 71101
                 Attention:  Leroy Faith, Sr.

With a Copy to:

                 William H. Ledbetter, Jr., Esq.
                 Attorney at Law
                 2285 Benton Road, Suite D-101
                 Bossier City, Louisiana 71111
                 Telephone:  (318) 747-5333
                 Facsimile:  (318) 742-0953

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed given as of the date hand or courier delivered, or if mailed, within three (3) business days following the date mailed; provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its actual receipt.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. No provision of this Agreement shall be strictly construed against a party on the basis that said party drafted said provision.

         10.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by Seller Shareholders (nor by Target prior to Closing Date) without the prior written consent of ACOM.

         10.3 Expenses and Transfer Taxes. All professional, accounting, and legal fees and expenses incurred by the Seller Shareholders or by Target in connection with this Agreement shall be borne by the Seller Shareholders and all such fees and expenses incurred by ACOM or Merger Sub in connection with this Agreement shall be borne by ACOM.

         Except as otherwise provided for Target above, each party shall pay its own attorneys fees, accounting fees, or other expenses incurred in consummating the transactions contemplated hereby. Any and all FCC License transfer fees shall be paid by ACOM (other than: FCC costs associated with corrective actions deemed necessary by ACOM to bring the Business into FCC compliance; and FCC penalties or fines asserted against Seller Shareholders or the Business, all of which shall be paid by Seller Shareholders). Any and all sales and/or use taxes or transfer taxes or fees incurred as a result of the transactions contemplated hereby shall be paid by ACOM, regardless of how or upon whom levied. All tangible, intangible, personal property, or other similar recurring taxes shall be pro-rated as of Assumption Date and those attributable to periods of time prior to such date shall be paid by Seller Shareholders while those after such date shall be paid by ACOM. Any and all pre-paid items, deposits, insurance premiums, taxes, or other matters paid prior to Assumption Date and attributable to periods of time after Assumption Date shall not be allocated or apportioned in any fashion and Merger Sub shall receive the full benefit thereof without any obligation of reimbursement to Seller Shareholders. Any and all closing costs not specifically listed shall be paid one half (1/2) by ACOM and one half (1/2) by Seller Shareholders.

         10.4 Complete Agreement. This Agreement and the Schedules contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements and understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants, or understandings other than those expressly set forth herein or therein.

         10.5 Modifications, Amendments and Waivers. At any time prior to the Closing Date (i) the parties hereto may, by written agreement, modify, amend, or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

         10.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

         10.7 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the actual or alleged breach hereof, shall be settled by binding arbitration conducted in accordance with and by arbitrators appointed pursuant to the Commercial Rules of the American Arbitration Association in effect at the time. The arbitration shall be conducted where the parties mutually agree or if they cannot agree, as decided by the arbitrators. The award rendered may be entered in any court having jurisdiction. The parties acknowledge and agree that this arbitration provision shall not deprive any party of the right to seek or pursue injunctive relief or other equitable remedies, including but not limited to specific performance, which relief or remedies are generally unavailable through arbitration. The parties specifically acknowledge and agree that the terms hereof are unique and valuable, that ACOM may not have an adequate remedy at law, and that the terms and conditions hereof are capable of being specifically enforced. The parties acknowledge and agree that venue of all proceedings, judicial or arbitration shall properly and exclusively lie in Escambia County, Florida.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, individually or by its duly authorized officers, as of the day and year first above written.


ACOM/MERGER SUB:                          A+ NETWORK, INC.


       /s/ STEVE SIMS
- -----------------------------
Witness
Print Name Steve Sims
          -------------------

       /s/ JEFF M. FOX                    By: [sig]
- -----------------------------                 ------------------------
Witness
Print Name Jeff M. Fox                    Its: Vice Chairman
          -------------------                 ------------------------


SELLER SHAREHOLDERS:

   /s/ WILLIAM H. LEDBETTER, JR.          /s/ LEROY FAITH, SR.
- ------------------------------------      ----------------------------
Witness                                   LEROY FAITH, SR.
Print Name William H. Ledbetter, Jr.
           -------------------------


       /s/ FRAN R. COKER
- ------------------------------------
Witness
Print Name Fran R. Coker
          --------------------------


       /s/ STACY MADDEN                   /s/ LEROY FAITH, JR.
- ------------------------------------      ----------------------------
Witness                                   LEROY FAITH, JR.
Print Name Stacy Madden
          --------------------------


       /s/ EDDIE FAITH
- ------------------------------------
Witness
Print Name Eddie Faith
          --------------------------

    /s/ WILLIAM H. LEDBETTER, JR.
- ------------------------------------
Witness
Print Name William H. Ledbetter, Jr.
          --------------------------

    /s/ FRAN R. COKER                     By: /s/ EDDIE RAY FAITH
- ------------------------------------          ------------------------
Witness                                       EDDIE RAY FAITH
Print Name Fran R. Coker
          --------------------------



   /s/ LINDA C. JOHNSON                   /s/ DONALD DEWAYNE FAITH
- ------------------------------------      ----------------------------
Witness                                   DONALD DEWAYNE FAITH
Print Name Linda C. Johnson
           -------------------------

       /s/ FRAN R. COKER
- ------------------------------------
Witness
Print Name Fran R. Coker
          --------------------------



TARGET:                                   RADIO AND COMMUNICATIONS
                                          CONSULTANTS, INC.

    /s/ WILLIAM H. LEDBETTER, JR.
- ------------------------------------
Witness
Print Name William H. Ledbetter, Jr.
          --------------------------

    /s/ FRAN R. COKER                     By: /s/ EDDIE RAY FAITH
- ------------------------------------         ------------------------
Witness
Print Name Fran R. Coker                  Its: President
          --------------------------          -----------------------


                                          ADVANCED CELLULAR
                                          TELEPHONE, INC.

       /s/ STACY MADDEN
- ------------------------------------
Witness
Print Name Stacy Madden
          --------------------------

       /s/ EDDIE FAITH                    By: /s/ LEROY FAITH
- ------------------------------------         -------------------------
Witness
Print Name Eddie Faith                    Its: President
          --------------------------          ------------------------